Exhibit 99.1

Allscripts Reports Fourth Quarter Results

First Full Quarter as Consolidated Company Delivers Record Quarterly Bookings of $288 Million Driven by Strong Demand Across Entire Product Portfolio

Strong Quarterly Operating Cash Flow of $74.3 Million

CHICAGO, Feb. 15, 2011 /PRNewswire/ — Allscripts Healthcare Solutions, Inc. (Allscripts) (NASDAQ: MDRX) today announced its financial results for the three months ended December 31, 2010.

Fourth Quarter Highlights:

•	Fourth quarter total bookings of $288.2 million, including legacy Allscripts bookings of $140.4 million and legacy Eclipsys bookings of $147.8 million

•	Total bookings growth of 34 percent sequentially over the third quarter of 2010

•	Legacy Eclipsys bookings growth of 31 percent in calendar 2010

•	GAAP revenue of $316.2 million; total non-GAAP revenue of $337.1 million, a 10 percent year-over-year increase

•	GAAP operating income of $9.5 million; total non-GAAP operating income of $69.3 million, a 26 percent year-over-year increase

•	GAAP net loss of $6.2 million and diluted net loss per share of $0.03; total non-GAAP net income of $38.7 million and non-GAAP diluted earnings per share of $0.20

•	Non-GAAP net income and earnings per share reflect adjustments to GAAP results, largely associated with the Eclipsys merger, all on a net-of-tax basis, consisting of:

•	$12.7 million or $0.07 per share for an acquisition-related deferred revenue adjustment;

•	$10.6 million or $0.05 per share for acquisition-related amortization expense;

•	$2.3 million or $0.01 per share for stock-based compensation expense; and,

•	$10.9 million, or $0.06 per share for transaction-related expenses;

•	$8.4 million, or $0.04 per share of additional income tax expense primarily related to non-deductible merger-related expenses

•	$74.3 million in cash flow from operations; reduced long-term debt by $40.9 million

(Logo: http://photos.prnewswire.com/prnh/20100901/CG58147LOGO)

“Allscripts delivered outstanding results this quarter, the first full period of combined operations since our merger with Eclipsys,” said Glen Tullman, Chief Executive Officer of Allscripts. “Our sales momentum reflects our comprehensive set of solutions, our ability to execute and strong demand in the market. We achieved significant cross sales of our ambulatory and acute solutions into our client base. Most important, we are focused on realizing our vision of transforming today’s disconnected silos of healthcare into a connected community of health.”

Fourth Quarter Results

Allscripts completed its merger with Eclipsys Corporation on August 24, 2010 and, in connection with the merger, the Allscripts Board of Directors approved changing the company’s fiscal year-end from May 31 to December 31. The Company’s 2010 fourth quarter financial statements include consolidated results for both Allscripts and Eclipsys for the three months ended December 31, 2010. References to non-GAAP historical results include both Allscripts and Eclipsys results for the comparable quarter from the prior year and includes the results of Allscripts for the three months ended November 30, 2009 and Eclipsys for the three months ended December 31, 2009 (“fourth quarter 2009”).

GAAP revenue for the three months ended December 31, 2010 was $316.2 million. Total non-GAAP revenue(1) for the three months ended December 31, 2010 was $337.1 million, compared to total non-GAAP revenue of $306.4 million for the fourth quarter 2009, a 10 percent increase.

GAAP gross profit was $146.1 million for the fourth quarter of 2010. Total non-GAAP gross profit(2) was $167.0 million for the fourth quarter of 2010, compared to $154.6 million for the fourth quarter 2009, an increase of 8 percent.

GAAP operating income for the fourth quarter of 2010 totaled $9.5 million and includes transaction-related expenses of $17.8 million, on a pre-tax basis. Total non-GAAP operating income(3) was $69.3 million for the fourth quarter of 2010, or 20.6 percent of total non-GAAP revenue. This compares to $55.0 million or 18 percent of total non-GAAP revenue for the fourth quarter 2009.

GAAP net loss for the fourth quarter of 2010 was $6.2 million and includes the following charges all on a net-of-tax basis: the add-back of a deferred revenue adjustment of $12.7 million; $10.6 million for acquisition-related amortization expense; $2.3 million for stock-based compensation expense; and $10.9 million for transaction-related expenses; and $8.4 million of additional income tax expense primarily related to non-deductible merger-related expenses.

Total non-GAAP net income(4) was $38.7 million for the fourth quarter of 2010, compared to $33.8 million for the fourth quarter 2009, an increase of 14 percent.

Diluted loss per share for the three months ended December 31, 2010 was $0.03 and includes the following charges all on a net-of-tax basis: the add-back of a deferred revenue adjustment of $0.07 per share; $0.05 per share for acquisition-related amortization expense; $0.01 per share for stock-based compensation; $0.06 per share for transaction-related expenses; and $0.04 per share of additional income tax expense primarily related to non-deductible merger-related expenses.

Non-GAAP diluted earnings per share(5) was $0.20 for the three months ended December 31, 2010, compared to $0.17 per diluted share for the fourth quarter 2009.

In connection with the repurchase of approximately 24.4 million of its shares in August 2010, Allscripts entered into a credit agreement for a $470 million senior secured term loan facility and a $250 million senior secured revolving facility, collectively referred to as the “Senior Secured Credit Facilities.” Allscripts borrowed a total of $570 million under the Senior Secured Credit Facilities in August 2010 to finance the share repurchase. As of December 31, 2010, Allscripts repaid approximately $81 million of the initial amounts borrowed. As of December 31, 2010, the company had $489 million of borrowings outstanding and cash and marketable securities of approximately $131 million.

Financial Commentary

“Our fourth quarter results highlight the significant growth opportunities for Allscripts and the success we are having bringing two great businesses together,” said Bill Davis, Chief Financial Officer of Allscripts. “In addition to record bookings, I am pleased with our solid revenue performance as well as the improvement in non-GAAP operating margin to 20.6 percent compared to 19.1 percent in the third quarter of 2010. We also made meaningful progress in delivering on the cost synergy goals we established related to our merger.”

Mr. Davis added, “Our outstanding financial performance in the fourth quarter generated $74.3 million in operating cash flow, contributing to our ability to repay a total of $81 million of our outstanding debt since the merger.”

Allscripts Financial Guidance

The company increased its earnings per share guidance for 2011 based on a lower expected share count. Please see footnotes at the end of this press release for a reconciliation of GAAP and non-GAAP financial presentations and other information.

Calendar Year 2011 Non-GAAP Guidance Range(6)

Non-GAAP Revenue	$1,425.0 million to $1,450.0 million

Non-GAAP Adjusted Operating Income	$303.0 million to $308.0 million

Non-GAAP Adjusted Operating Margin	21 percent

Interest Expense	$24.5 million to $26.5 million

Tax Rate	38.0 percent to 39.5 percent

Non-GAAP Net Income	$167.0 million to $176.0 million

Non-GAAP Earnings Per Share	$0.86-$0.90

Diluted Shares	194.0 million

Conference Call

Allscripts will conduct a conference call today, Tuesday February 15, 2011 at 4:30 PM Eastern Time to discuss the company’s earnings and other information. The conference call can be accessed via the Internet at www.allscripts.com, or by dialing (877) 303-0543 and requesting the Allscripts earnings call. International callers can access the conference call by dialing (973) 935-8787 and requesting the Allscripts investor call. A Microsoft Windows Media Player web replay of the call will be available four hours after the conclusion of the call for a period of two weeks at www.allscripts.com or by calling (800) 642-1687 or (706) 645-9291 for international callers - ID # 37841672.

(Minimum requirements to listen to the call online are: Microsoft Windows Media Player software, downloadable free from www.microsoft.com, an Internet connection, and speakers or earphones).

Basis of Presentation

The company’s GAAP results for the three months ended December 31, 2010 include the results of Allscripts and Eclipsys. The company’s GAAP results for the three months ended November 30, 2009 include the results of Allscripts. We did not recast the results for the 2009 fiscal periods because our financial reporting processes in place at the time included certain procedures that were only performed on a quarterly basis. Consequently, to recast those periods would have been impractical and would not have been cost-justified. Furthermore, we believe the comparative quarters reported for fiscal year 2009 provide a meaningful comparison to the calendar year 2010 quarters and there are no factors, seasonal or otherwise, that materially impact the comparability of information or trends.

Supplemental and non-GAAP financial information is also available at http://investor.allscripts.com.

Footnotes

1.	Total non-GAAP revenue for the three months ended December 31, 2010 and fourth quarter 2009 gives effect to the add-back of an acquisition-related deferred revenue adjustment of $20.9 million and $3.4 million, respectively. Non-GAAP revenue for the fourth quarter 2009 includes previously reported revenue of Eclipsys totaling $135.7 million.

2.	Total non-GAAP gross profit for the three months ended December 31, 2010 and fourth quarter 2009 gives effect to the add-back of an acquisition-related deferred revenue adjustment of $20.9 million and $3.2 million, respectively. Non-GAAP gross profit for the fourth quarter 2009 includes gross profit of Eclipsys totaling $57.7 million. In addition, total non-GAAP gross profit for the fourth quarter 2009 includes $4.8 million in depreciation and amortization expense reclassified to conform to Allscripts’ income statement presentation.

3.	Total non-GAAP operating income for the three months ended December 31, 2010 and fourth quarter 2009 gives effect to the add-back of an acquisition-related deferred revenue adjustment of $20.9 million and $3.2 million, respectively; acquisition-related amortization of $17.4 million and $8.8 million, respectively; stock-based compensation expense of $3.7 million and $7.8 million, respectively; and transaction-related expenses of $17.8 million and $1.3 million, respectively. Non-GAAP operating income for the fourth quarter 2009 includes previously reported operating income of Eclipsys totaling $15.5 million.

4.	Total Non-GAAP net income for the three months ended December 31, 2010 and fourth quarter 2009 gives effect to the following, each on a net-of-tax basis: add-back of an acquisition-related deferred revenue adjustment of $12.7 million and $2.0 million, respectively; acquisition-related amortization of $10.6 million and $5.4 million, respectively; stock-based compensation expense of $2.3 million and $5.0 million, respectively; and transaction-related expenses of $10.9 million and $0.8 million, respectively. Non-GAAP net income for the fourth quarter 2009 includes previously reported net income of Eclipsys totaling $9.8 million. Lastly, tax rate alignment of $8.4 million and $1.0 million is added for the three months ended December 31, 2010 and the fourth quarter 2009, respectively.

5.	Please see below for a further discussion of non-GAAP measures.

6.	Allscripts non-GAAP guidance for calendar 2011 assumes the following adjustment to approximately $1,418.0 million in GAAP revenue: approximately $21.0 million, pre-tax in deferred revenue adjustments. Non-GAAP guidance for calendar 2011 assumes the following adjustments to GAAP operating and net income: approximately $70.0 million of acquisition-related amortization; approximately $40.0 million in stock-based compensation expense; approximately $21.0 million in deferred revenue adjustments; all on a pre-tax basis. Allscripts 2011 non-GAAP net income and diluted earnings per share guidance assumes a 38.0%-39.5% tax rate.

Explanation of Non-GAAP Financial Measures

Allscripts reports its financial results in accordance with generally accepted accounting principles, or GAAP. To supplement this information, Allscripts presents in this press release total non-GAAP revenue, gross profit, operating income and net income, including non-GAAP net income on a per share basis, which are non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. Total non-GAAP revenue consists of GAAP revenue as reported and Eclipsys revenue for periods prior to the August 24, 2010 consummation of the 2010 merger with Eclipsys (2010 Merger) and adds back the acquisition-related deferred revenue adjustment booked for GAAP purposes. Total non-GAAP gross profit consists of GAAP gross profit as reported and Eclipsys gross profit for periods prior to the consummation of the 2010 Merger and adds back the acquisition-related deferred revenue adjustment booked for GAAP purposes. Total non-GAAP operating income consists of GAAP operating income as reported and Eclipsys operating income for periods prior to the consummation of the 2010 Merger and adds back the acquisition-related deferred revenue adjustment booked for GAAP purposes and excludes acquisition-related amortization, stock-based compensation expense and transaction-related expenses. Non-GAAP net income consists of GAAP net income as reported and includes Eclipsys net income for periods prior to the consummation of the 2010 Merger, excludes acquisition-related amortization, stock-based compensation expense and transaction-related expenses, adds back the acquisition-related deferred revenue adjustment, in each case net of any related tax effects.

Acquisition-Related Deferred Revenue Adjustment. Acquisition-related deferred revenue adjustment reflects the fair value adjustment to deferred revenues acquired in business combinations. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin, to perform services related to the acquiree’s software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the acquisition date. Allscripts adds back this deferred revenue adjustment for non-GAAP revenue and non-GAAP net income because it believes the inclusion of this amount directly correlates to the underlying performance of Allscripts operations and facilitates comparisons of the separate 2010 pre-merger results of legacy Allscripts and Eclipsys to that of the company’s post-merger results.

Acquisition-Related Amortization. Acquisition-related amortization expense is a non-cash expense arising from the acquisition of intangible assets in connection with acquisitions or investments. Allscripts excludes acquisition-related amortization expense from non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Management believes that this adjustment facilitates comparisons of the 2010 merger results of legacy Allscripts and Eclipsys to that of the company’s post-merger results. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and should also note that such expense will recur in future periods.

Stock-Based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock awards to employees. Allscripts excludes stock-based compensation expense from non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods and should also note that such expense will recur in future periods.

Transaction-Related Expenses. Transaction-related expenses are fees and expenses, including legal, investment banking and accounting fees and other integration-related expenses, incurred in connection with announced transactions. Allscripts excludes transaction-related expenses from non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods.

Tax Rate Alignment. Additional income tax expense primarily related to non-deductible merger-related expenses.

Management also believes that non-GAAP revenue, gross profit, operating income and net income and non-GAAP net income on a per share basis provide useful supplemental information to management and investors regarding the underlying performance of the company’s business operations and facilitates comparisons of the separate 2010 pre-merger results of legacy Allscripts and legacy Eclipsys to that of the company’s 2010 post-merger results. Acquisition accounting adjustments made in accordance with GAAP can make it difficult to make meaningful comparisons of the underlying operations of the business without considering the non-GAAP adjustments that we have provided and discussed herein. Management also uses this information internally for forecasting and budgeting as it believes that the measure is indicative of the company’s core operating results. In addition, the company uses non-GAAP operating income and/or net income to measure achievement under the company’s stock and cash incentive compensation plans. Note, however, that non-GAAP revenue, gross profit, operating income and net income and non-GAAP net income on a per share basis are performance measures only, and they do not provide any measure of the company’s cash flow or liquidity. Non-GAAP financial measures are not in accordance with, or an alternative for, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Allscripts results of operations as determined in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures with GAAP financial measures contained within the attached condensed consolidated financial statements.

About Allscripts

Allscripts (Nasdaq: MDRX) provides innovative solutions that empower all stakeholders across the healthcare continuum to deliver world-class outcomes. The company’s clinical, financial, connectivity and information solutions for hospitals, physicians and post-acute organizations are the essential technologies that enable a connected community of health. To learn more about Allscripts, please visit www.allscripts.com, Twitter, Facebook and YouTube.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements regarding future events or developments, our future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future are forward-looking statements with the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties, some of which are outlined below. As a result, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition.

Such risks, uncertainties and other factors include, among other things: the possibility that the expected synergies, efficiencies and cost savings of the merger with Eclipsys Corporation (“Eclipsys”) will not be realized, or will not be realized within the expected time period; potential difficulties or delays in achieving platform and product integration and the connection and movement of data among hospitals, physicians, patients and others; the risk that the Allscripts and Eclipsys businesses will not be integrated successfully; competition within the industries in which we operate; failure to achieve certification under the Health Information Technology for Economic and Clinical Health Act could result in increased development costs, a breach of some customer obligations and could put us at a competitive disadvantage in the marketplace; the volume and timing of systems sales and installations, the length of sales cycles and the installation process and the possibility that our products will not achieve or sustain market acceptance; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; competitive pressures including product offerings, pricing and promotional activities; our ability to establish and maintain strategic relationships; undetected errors or similar problems in our software products; the outcome of any legal proceeding that has been or may be instituted against us; compliance with existing laws, regulations and industry initiatives and future changes in laws or regulations in the healthcare industry, including possible regulation of our software by the U.S. Food and Drug Administration; the possibility of product-related liabilities; our ability to attract and retain qualified personnel; the implementation and speed of acceptance of the electronic record provisions of the American Recovery and Reinvestment Act of 2009; maintaining our intellectual property rights and litigation involving intellectual property rights; risks related to third-party suppliers and our ability to obtain, use or successfully integrate third-party licensed technology; and breach of our security by third parties. See our Annual Report on Form 10-K for the fiscal year ended May 31, 2010 and other public filings with the SEC for a further discussion of these and other risks and uncertainties applicable to our business. The statements herein speak only as of their date and we undertake no duty to update any forward-looking statement whether as a result of new information, future events or changes in expectations.

Allscripts Healthcare Solutions, Inc.

Condensed Consolidated Balance Sheets

(In millions)

(Unaudited)

	December 31, 2010	May 31, 2010
ASSETS

Current assets:
Cash and cash equivalents	$129.4	$143.4
Restricted cash	2.2	0.0
Accounts receivable, net	317.2	181.9
Deferred taxes, net	30.8	29.1
Inventories	3.8	3.2
Prepaid expenses and other current assets	92.1	50.6

Total current assets	575.5	408.2
Long-term marketable securities	1.7	1.9
Fixed assets, net	114.3	24.6
Software development costs, net	61.3	29.9
Intangible assets, net	554.7	206.7
Goodwill	1,037.0	413.4
Deferred taxes, net	5.5	0
Other assets	68.6	10.0

Total assets	$2,418.6	$1,094.7

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$46.6	$32.3
Accrued expenses	84.7	56.5
Accrued compensation and benefits	40.4	18.2
Deferred revenue	228.6	104.0
Other current liabilities	30.8	1.1

Total current liabilities	431.1	212.1
Long-term debt	459.8	0.0
Deferred revenue	6.4	0.0
Deferred taxes, net	88.5	71.3
Other liabilities	49.0	4.5

Total liabilities	1,034.8	287.9
Total stockholders’ equity	1,383.8	806.8

Total liabilities and stockholders’ equity	$2,418.6	$1,094.7

Allscripts Healthcare Solutions, Inc.

Condensed Consolidated Statements of Operations

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended
	December 31,	November 30,
	2010	2009
Revenue:
System sales	$57.9	$33.6
Professional services	48.7	18.3
Maintenance	93.3	61.3
Transaction processing and other	116.3	56.1

Total revenue	316.2	169.3
Cost of revenue: (a)
System sales	34.7	18.3
Professional services	41.9	14.9
Maintenance	34.2	19.5
Transaction processing and other	59.3	21.1

Total cost of revenue	170.1	73.8

Gross profit	146.1	95.5
Selling, general and administrative expenses	105.9	55.6
Research and development	20.9	10.7
Amortization of intangible assets	9.8	2.5

Income from operations	9.5	26.7
Interest expense	(6.5)	(0.5)
Interest income and other, net	0.6	0.1

Income before income taxes	3.6	26.3
Provision for income taxes	(9.8)	(10.5)

Net (loss) income	($6.2)	$15.8

(Loss) earnings per share:
Basic	($0.03)	$0.11

Diluted	($0.03)	$0.10

Weighted average common shares outstanding:
Basic	187.1	145.3

Diluted	187.1	148.4

(a) Includes pre-tax amortization of intangibles	$7.6	$3.1

Allscripts Healthcare Solutions, Inc.

Condensed Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Three Months Ended
	December 31,	November 30,
	2010	2009
Cash flows from operating activities:
Net (loss) income	($6.2)	$15.8
Non-cash adjustments to net income	45.3	15.8
Cash used in changes in operating assets and liabilities	35.2	(11.8)

Net cash provided by operating activities	74.3	19.8
Cash flows from investing activities:
Capital expenditures	(14.7)	(3.1)
Capitalized software	(19.0)	(5.0)
Sales and maturities of marketable securities and other investments, net	1.4	0.2

Net cash used in investing activities	(32.3)	(7.9)
Cash flows from financing activities:
Net proceeds from stock-based compensation activities and employee stock purchase plan	8.6	1.4
Excess tax benefits from stock-based compensation	(0.4)	6.8
Net payments on debt instruments	(41.3)	(16.3)

Net cash used in financing activities	(33.1)	(8.1)

Effect of exchange rates on cash and cash equivalents	0.4	0.0

Net increase in cash and cash equivalents	9.3	3.8
Cash and cash equivalents, beginning of period	120.1	84.8

Cash and cash equivalents, end of period	$129.4	$88.6

Allscripts Healthcare Solutions, Inc.

Condensed Non-GAAP Financial Information

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended	Three Months Ended
		11/30/09	12/31/09	Q4 2009
	12/31/10	Allscripts	Eclipsys	Total
Total revenue, as reported	$316.2	$169.3	$133.7	$303.0

Deferred revenue adjustment	20.9	1.4	2.0	3.4

Total non-GAAP revenue	$337.1	$170.7	$135.7	$306.4

Gross profit, as reported	$146.1	$95.5	$60.7	$156.2

Deferred revenue adjustment	20.9	1.4	1.8	3.2
Depreciation reclass	0.0	0.0	(4.8)	(4.8)

Total non-GAAP gross profit	$167.0	$96.9	$57.7	$154.6

Operating income, as reported	$9.5	$26.7	$7.2	$33.9

Deferred revenue adjustment	20.9	1.4	1.8	3.2
Acquisition-related amortization	17.4	5.7	3.1	8.8
Stock-based compensation expense	3.7	4.4	3.4	7.8
Transaction-related expense (a)	17.8	1.3	0.0	1.3

Total non-GAAP operating income	$69.3	$39.5	$15.5	$55.0

Net (loss) income, as reported	($6.2)	$15.8	$3.8	$19.6

Deferred revenue adjustment	12.7	0.9	1.1	2.0
Acquisition-related amortization	10.6	3.5	1.9	5.4
Stock-based compensation expense	2.3	2.7	2.3	5.0
Transaction-related expense (a)	10.9	0.8	0.0	0.8
Tax rate alignment	8.4	0.3	0.7	1.0

Non-GAAP net income	$38.7	$24.0	$9.8	$33.8

Tax Rate	39%	39%	38%	39%

Weighted shares outstanding - diluted (b)	190.0	150.9	58.2	195.0

(Loss) earnings per share - diluted, as reported (b)	($0.03)	$0.10	$0.07	$0.10

Non-GAAP earnings per share - diluted (b)	$0.20	$0.16	$0.17	$0.17

(a)	Various historical transaction related expenses including severance, consulting, legal and other expenses.

(b)	Dilutive securities are not included in diluted earnings per share for GAAP purposes as these securities are anti-dilutive as a result of the Company’s loss position. For non-GAAP purposes, dilutive securities are included in diluted earnings per share as these securities are dilutive as a result of the Company’s non-GAAP income position.

CONTACT: Investors, Seth Frank, Vice President, Investor Relations, +1-312-506-1213, seth.frank@allscripts.com, or Media, Catherine Riedel, Director, Public Relations, +1-312-506-1294, Catherine.riedel@allscripts.com, both of Allscripts Healthcare Solutions, Inc.